SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2006

HOST HOTELS AND RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 25, 2006, the Board of Directors of Host Hotels & Resorts, Inc. (the “Corporation”) approved amendments to Article II, Section 7 of the Bylaws of the Corporation to change the voting standard for the election of directors from a plurality to a majority of all the votes cast in uncontested elections. Under the revised voting standard, except in a contested election, each director shall be elected by a majority of the total votes cast for and against such director nominee. The Bylaws preserve the plurality voting standard for the election of directors in contested elections (i.e., any election in which there are more nominees than directorships determined as of the date the Corporation files its definitive proxy statement with the Securities and Exchange Commission). The Restated Bylaws, as amended and effective October 25, 2006, are attached as Exhibit 3.1 to this report and are incorporated by reference herein. The descriptions of the foregoing amendments to the Corporation’s Bylaws are qualified in their entirety by reference to the full text of the Restated Bylaws. The effective date of this amendment was October 25, 2006.

The Board of Directors also amended, effective October 25, 2006, the Corporate Governance Guidelines to require any director nominee who not elected by the vote required in the Corporation’s Bylaws and who is an incumbent director to immediately tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action is recommended. The Board of Directors will act on the tendered resignation within 90 days following certification of the election results and will promptly disclose its decision and rationale as to whether to accept the resignation or the reasons for rejecting the resignation, if applicable. A director who tenders his or her resignation pursuant to the revised Guidelines will not participate in the Committee’s recommendation or a Board decision. If a director’s resignation is accepted by the Board pursuant to the revised Guidelines, or if a nominee for director is not elected and is not an incumbent director, the Board may fill the resulting vacancy or decrease the size of the Board pursuant to the Company’s Bylaws, although, the Board may not fill a vacancy so created with a director who was not elected by the vote required under the Corporation’s Bylaws.

The Board of Directors also approved, effective October 25, 2006, an amendment to the charter of the Nominating and Corporate Governance Committee. The amendment adds to the criteria considered by the Committee in recommending candidates for election to the Board of Directors the stated intent of a candidate to comply with the Corporate Governance Guidelines, including the guideline on resignation referred to above.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits

3.1	Restated Bylaws, as amended and effective October 25, 2006

Exhibit No.	Description
3.1	Restated Bylaws, as amended and effective October 25, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: October 31, 2006	By:	/S/ ELIZABETH A. ABDOO
	Name:	Elizabeth A. Abdoo
	Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Bylaws, as amended and effective October 25, 2006